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                                                                    EXHIBIT 5.1



                                 April 3, 1997


Watson Pharmaceuticals, Inc.
311 Bonnie Circle
Corona, CA 91720


Gentlemen:

        We have acted as counsel for Watson Pharmaceuticals, Inc. (the "Company") in connection with the filing with the Securities Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and proposed sale of 532,981 shares of the Company's common stock, $.0033 par value ("Common Stock"), under the terms of the stock option plans and agreements described in the Registration Statement (the "Stock Option Plans").

        In arriving at this opinion, we have examined the Company's Articles of Incorporation, its By-Laws, the records of the corporate proceedings of the Company authorizing the issuance and sale of the shares of Common Stock covered by the Registration Statement, the Stock Option Plans and such other instruments and documents as we have deemed appropriate.

        Based upon the foregoing, we are of the opinion that all necessary corporate action for the authorization, reservation and issuance of the shares of Common Stock to be offered and sold by the Company pursuant to the Stock Option Plans has been taken; and that said shares of Common Stock are duly authorized, and upon delivery of same to the participants under the Stock
Option Plans against payment therefor upon the terms set forth in the Stock Option Plans, said shares of Common Stock will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.
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                                                   Watson Pharmaceuticals, Inc.
                                                   2
                                                   April 3, 1997




        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in such Registration Statement.


                                            Very truly yours,

                                            D'ANCONA & PFLAUM


                                            By: /s/ MARK S. ALBERT
                                               --------------------------------
                                               Mark S. Albert, Partner